UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 18, 2011
JETBLUE AIRWAYS CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State of Other Jurisdiction of Incorporation)

000-49728 (Commission File Number)	87-0617894 (I.R.S. Employer Identification No.)

118-29 Queens Boulevard, Forest Hills, New York (Address of principal executive offices)	11375 (Zip Code)
(718) 286-7900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(b) and (c) On October 18, 2011, the Board of Directors of JetBlue Airways Corporation (the “Company”) appointed Mark D. Powers, the Company’s Senior Vice President — Treasurer, as interim Chief Financial Officer and Treasurer of the Company, replacing Edward Barnes. Mr. Barnes, the Company’s Chief Financial Officer since 2007, resigned effective immediately. The Company thanks Mr. Barnes for his service.
Mr. Powers, age 57, joined the Company in 2006 as Treasurer and Vice President Corporate Finance. He was promoted to Senior Vice President Treasurer in 2007. There are no arrangements or understandings between Mr. Powers and any other person pursuant to which he was appointed as an officer. Mr. Powers does not have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Powers has an interest requiring disclosure under Item 404(a) of Regulation S-K. The Company did not make any grants or enter into any contract or arrangement with Mr. Powers in connection with his appointment.
Item 7.01 Regulation FD Disclosure
On October 18, 2011, the Company issued a press release announcing the changes to the Company’s leadership structure disclosed under Item 5.02 above. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.
References to the Company’s website in the release do not incorporate by reference the information on such website into this report, and the Company disclaims any such incorporation by reference. The information in this Item 7.01 is being “furnished” in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references the information incorporated by reference in this Item 7.01.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Number	Description
99.1	Press Release dated October 18, 2011 of JetBlue Airways Corporation*

*     Furnished herewith

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION (Registrant)
Date: October 18, 2011	By:	/s/ DONALD DANIELS
Vice President, Controller and
Chief Accounting Officer (principal accounting officer)